                                                              February  16, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

                     Re: Audiovox Corporation - Registration
                         Statement on Form S-8 filed February 16, 2006
                         ---------------------------------------------

Dear Sir or Madam:

         We are counsel to Audiovox Corporation (the "Registrant"). We furnish this opinion in connection with the above-referenced Registration Statement relating to an aggregate of 120,000 shares (the "Shares") of class A common stock, $.01 par value per share (the "Common Stock") of the Registrant. The
Shares will be issued by the Registrant upon the exercise of outstanding warrants by consultants to the Registrant.

         We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws of the Registrant, minutes of meetings of the Board of Directors of the
Registrant and such other documents, instruments and certificates of officers and representatives of the Registrant and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photo static copies.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and will be validly issued, fully paid and non-assessable, subject, however, to receipt by the Registrant of the exercise price for the warrants.

         We hereby consent to use of this opinion in the Registration Statement and Prospectus, and to the use of our name in the Prospectus under the caption
"Legal Matters".

                                                Very truly yours,

                                                /s/Levy, Stopol & Camelo, LLP
                                                -----------------------------
                                                Levy, Stopol & Camelo, LLP